EXHIBIT 5






May 12, 2005


Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203




Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Newmont Mining Corporation, a Delaware corporation (the "Company"), and Newmont USA Limited, a Delaware corporation ("Newmont USA"), with the Securities and Exchange Commission (the "Commission") relating to (i) shares of common stock, par value $1.60 per share, of the Company (the "Common Shares"), (ii) shares of preferred stock, par value $5.00 per share, of the Company (the "Preferred Shares"), which may or may not be convertible into Common Shares, (iii) warrants to purchase Common Shares (the "Common Stock Warrants"), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities") guaranteed by Newmont USA Limited ("Newmont USA") pursuant to one or more guarantees (the "Senior Guarantees"), which Senior Debt Securities may or may not be convertible into Common Shares, (v) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") guaranteed by Newmont USA pursuant to one or more guarantees (the "Subordinated Guarantees", and together with the Senior Guarantees the "Guarantees"), which Subordinated Debt Securities may or may not be convertible into Common Shares and (vi) warrants to purchase Debt Securities (the "Debt Warrants"). The Common Shares, the Preferred Shares, the Common Stock Warrants, the Senior Debt Securities, the Subordinated Debt Securities, the Guarantees and the Debt Warrants are collectively referred to herein as the "Securities". The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered pursuant to the Registration Statement is $600,000,000.

     The Common Stock Warrants are to be issued pursuant to the terms of a Warrant Agreement (the "Common Stock Warrant Agreement"), in the form filed as
Exhibit 4.8 to the

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Registration Statement, between the Company and a bank or trust company to be named by the Company (the "Common Stock Warrant Agent"). The Senior Debt Securities and the Senior Guarantees are to be issued pursuant to an Indenture (the "Senior Debt Indenture"), dated as of March 17, 2005, among the Company, Newmont USA, as guarantor, and Citibank, N.A., as trustee (the "Senior Debt Trustee"), filed as Exhibit 4.6 to the Registration Statement. The Subordinated Debt Securities and the Subordinated Guarantees are to be issued pursuant to an Indenture (the "Subordinated Debt Indenture"), to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company, Newmont USA, as guarantor, and Citibank, N.A., as trustee (the "Subordinated Debt Trustee"), filed as Exhibit 4.7 to the Registration Statement. The Debt Warrants are to be issued pursuant to the terms of a Warrant Agreement (the "Debt Warrant Agreement") between the Company and a bank or trust company to be named by the Company (the "Debt Warrant Agent").

     Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

     1. With respect to the Common Shares, when (i) the issuance of the Common Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, or, if applicable, upon due conversion or exchange of other securities convertible or exchangeable into Common Shares, the Common Shares will be validly issued, fully paid and nonassessable.

     2. With respect to the Preferred Shares, when (i) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action, (ii) the Certificate of Designations establishing the terms of the Preferred Shares has been duly approved by appropriate corporate action, duly executed by the Company and filed with the Secretary of State of the State of Delaware, (iii) the certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, and (iv) if the Preferred Shares are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Preferred Shares are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Preferred Shares, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable.

     3. With respect to the Common Stock Warrants, when (i) the execution of the Common Stock Warrant Agreement pursuant to which the Common Stock Warrants are to be issued has been duly authorized by the Company and the Common Stock Warrant Agent, (ii) the Common Stock Warrant Agreement pursuant to which the Common Stock Warrants are to be issued has been duly executed and delivered by the Company and the Common Stock Warrant Agent, (iii) the issuance of the Common Stock Warrants, and the issuance of the Common Shares issuable

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upon exercise of the Common Stock Warrants, have been duly authorized by appropriate corporate action, (iv) the certificates representing the Common Stock Warrants have been duly executed by the Company and countersigned by the Common Stock Warrant Agent in accordance with the provisions of the Common Stock Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, (v) the Common Stock Warrants are duly exercised, and the exercise price therefor paid, in accordance with the terms of the Common Stock Warrants and the Common Stock Warrant Agreement, and (vi) the certificates for the Common Shares issuable upon exercise of the Common Stock Warrants have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the persons entitled thereto upon such exercise, (x) the Common Stock Warrants will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and (y) the Common Shares issued upon exercise of the Common Stock Warrants will be validly issued, fully paid and nonassessable.

     4. When the issuance of the Senior Debt Securities and the related Senior Guarantees and approval of the final terms thereof have been duly authorized by the Company and Newmont USA, as the case may be, by appropriate corporate action, (iv) the Senior Debt Securities and the related Senior Guarantees endorsed thereon, in the respective forms included in the Senior Debt Indenture (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by the Company and Newmont USA, as the case may be, and the Senior Debt Securities have been authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for and (v) if the Senior Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Senior Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Senior Debt Securities, (a) the Senior Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), (b) the Senior Guarantees will be valid and legally binding obligations of Newmont USA, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity); provided, however, that no opinion is given with respect to U.S. federal or state laws dealing with fraudulent conveyances, and (c) if the Senior Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Senior Debt Securities will be validly issued, fully paid and nonassessable.

     5. When (i) the execution of the Subordinated Debt Indenture has been duly authorized by the Company, Newmont USA and the Subordinate Debt Trustee by appropriate corporate action, (ii) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration

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Statement, has been duly executed and delivered by the Company, Newmont USA and the Subordinated Debt Trustee, (iii) the issuance of the Subordinated Debt Securities and the related Subordinated Guarantees and approval of the final terms thereof have been duly authorized by the Company and Newmont USA, as the case may be, by appropriate corporate action, (iv) the Subordinated Debt Securities and the related Subordinated Guarantees endorsed thereon, in the respective forms included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and Newmont USA, as the case may be, and the Subordinated Debt Securities have been authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture, and delivered and paid for and (v) if the Subordinated Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action, (y) the Subordinated Debt Securities are presented for conversion in accordance with the terms thereof and (z) the certificates for such Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Subordinated Debt Securities, (a) the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity),
(b) the Subordinated Guarantees will be valid and legally binding obligations of Newmont USA enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity); provided, however, that no opinion is given with respect to U.S. federal or state laws dealing with fraudulent conveyances, and (c) if the Subordinated Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Subordinated Debt Securities will be validly issued, fully paid and nonassessable.

     6. With respect to the Debt Warrants, when (i) the Debt Warrant Agreement pursuant to which the Debt Warrants are to be issued has been duly authorized, executed and delivered by the Company and the Debt Warrant Agent, (ii) the issuance of the Debt Warrants and the issuance of the Debt Securities, and the related Guarantees endorsed thereon, issuable upon exercise of the Debt Warrants have been duly authorized by the Company and Newmont USA, as the case may be, by appropriate corporate action, (iii) the certificates representing the Debt Warrants have been duly executed by the Company and countersigned by the Debt Warrant Agent in accordance with the provisions of the Debt Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, (iv) the Debt Warrants are duly exercised, and the exercise price therefor paid, in accordance with the terms of the Debt Warrants and the Debt Warrant Agreement,
(v) if the Debt Securities to be issued pursuant to the Debt Warrants are Subordinated Debt Securities, the Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company, Newmont USA and the Subordinated Trustee, and (vi) the Debt Securities, and the related Guarantees endorsed thereon, issuable upon exercise of the Debt Warrants have been duly executed and delivered by the Company and Newmont USA, as the case may be, and such Debt Securities have been authenticated by the Senior Trustee or the

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Subordinated Trustee, as the case may be, pursuant to the Senior Debt Indenture or the Subordinated Debt Indenture, as the case may be, and delivered in accordance with the terms of the Debt Warrants and the Debt Warrant Agreement,
(x) the Debt Warrants will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity), and (y) the Debt Securities and related Guarantees issued upon exercise of the Debt Warrants will constitute valid and legally binding obligations of the Company and Newmont USA, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, or other similar laws affecting rights of creditors generally and general principles of equity (whether applied by a court of law or equity); provided, however, that no opinion is given with respect to U.S. federal or state laws dealing with fraudulent conveyances.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Opinion" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


Very truly yours,



/s/ White & Case LLP


MSB:EY:SMB

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